EXHIBIT 99.C1A





                               Exhibit 10

                  Consent of PricewaterhouseCoopers LLP






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                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the use in the Prospectus constituting part of the WRL Freedom Elite Pre-Effective Amendment No. 1 to the Registration Statement on Form S-6 of our report dated January 30, 1998, relating to the financial statements and selected per unit data and ratios of the sub-accounts comprising the WRL Series Life Account, which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.



PRICEWATERHOUSECOOPERS LLP



Kansas City, Missouri
November 24, 1998